UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

PERRIGO COMPANY

(Exact name of registrant as specified in its charter)

MICHIGAN	001-09689	38-2799573
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Eastern Avenue, Allegan, Michigan

(Address of principal executive offices)

Registrant’s telephone number, including area code: (269) 673-8451

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01.	Other Events

On December 13, 2013, Perrigo Company (“Perrigo”) and Elan Corporation, plc (“Elan”) issued a joint press release announcing receipt of the Irish High Court’s approval of Perrigo’s pending acquisition of Elan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit

99.1	Press Release issued by Perrigo Company and Elan Corporation, plc on December 13, 2013.

Irish Takeover Rules

The directors of Perrigo accept responsibility for the information contained in this communication other than information relating to Elan and its subsidiary undertakings, the directors of Elan and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Perrigo (who have taken all reasonable care to ensure such is the case), the information contained in this communication for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Persons interested in 1 per cent or more of any relevant securities in Elan or Perrigo may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY
(Registrant)

	By:	/s/ Judy L. Brown
Dated: December 13, 2013		Judy L. Brown
Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

Exhibit Index

Exhibit Number	Exhibit

99.1	Press Release issued by Perrigo Company and Elan Corporation, plc on December 13, 2013.